Exhibit 10.2
Execution Counterpart

GUARANTY AGREEMENT
dated as of
November 13, 2009
Between
ENERGY TRANSFER PARTNERS, L.P.,
as the Guarantor
and
THE ROYAL BANK OF SCOTLAND plc,
as the Administrative Agent

2009 ETP FEP Guaranty Agreement

GUARANTY AGREEMENT
          THIS GUARANTY AGREEMENT, dated as of November 13, 2009 (this “Agreement”) is between Energy Transfer Partners, L.P., a Delaware limited partnership (the “Guarantor”) and The Royal Bank of Scotland plc, a company registered in Scotland, as the administrative agent for the Lenders party to the below-mentioned Credit Agreement (in such capacity, together with any other Person that becomes Administrative Agent pursuant to Section 6.08 thereof, the “Administrative Agent”) and is acknowledged by Fayetteville Express Pipeline LLC, a Delaware limited liability company (“FEP”).
PRELIMINARY STATEMENTS
          Reference is made to the Credit Agreement dated as of the date hereof (the “Credit Agreement”), among FEP, the lenders party thereto (together which each other person who becomes a lender thereunder, collectively, the “Lenders”), The Royal Bank of Scotland plc, as Administrative Agent, and the other agents named therein. It is a condition precedent to the effectiveness of the Credit Agreement that the Guarantor shall have executed and delivered this Agreement.
          Now therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION
          SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Administrative Agent” has the meaning specified in the introduction to this Agreement.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.
          “Agreement” has the meaning specified in the introduction to this Agreement (subject, however, to Section 1.02(a)(i) and Articles IV and V).
          “Bankruptcy Code” has the meaning specified in Section 2.01(a).
          “Board” means the Board of Governors of the Federal Reserve System.
          “Business Day” has the meaning specified in the Credit Agreement.
          “Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
2009 ETP FEP Guaranty Agreement

          “Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.
          “Commitment” has the meaning specified in the Credit Agreement.
          “Communications” has the meaning specified in Section 6.01.
          “Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial condition, results of operations, cash flows, assets, liabilities, etc. refer to the consolidated financial statements, financial condition, results of operations, cash flows, assets, liabilities, etc. of such Person and its properly consolidated subsidiaries. Notwithstanding the foregoing, when used in reference to the Guarantor and its subsidiaries, “Consolidated” shall exclude the effect on the consolidated financial statements, financial condition, results of operations, cash flows, assets, liabilities, etc. of the Guarantor and its subsidiaries of all Unrestricted Subsidiaries, determined as if neither the Guarantor nor any Subsidiary held any Equity Interest in Unrestricted Subsidiaries.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound pursuant to which such Person is obligated to perform an agreement or other undertaking.
          “Credit Agreement” has the meaning specified in the Preliminary Statements.
          “Cure Cutoff Date” has the meaning specified in Section 2.02(a).
          “Default” has the meaning specified in the Credit Agreement.
          “Default Rate” has the meaning specified in the Credit Agreement.
          “Defaulted Payment” has the meaning specified in Section 2.01(d).
          “Defaulting Other Guarantor” has the meaning specified in Section 2.02(a).
          “Disclosure Schedule” means Schedule 3 hereto.
          “Dollar” and “$” mean lawful money of the United States.
          “Effective Date” has the meaning specified in the Credit Agreement.
          “Environmental Laws” means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.
2009 ETP FEP Guaranty Agreement

          “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
          “ERISA” means the Employee Retirement Income Security Act of 1974, together with all rules and regulations promulgated with respect thereto.
          “ERISA Affiliate” means the Guarantor and its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with such entity, are treated as a single employer under Section 414 of the Code.
          “ERISA Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any of the Guarantor or any Subsidiary has a fixed or contingent liability.
          “ETP Credit Agreement” means the Amended and Restated Credit Agreement dated as of July 20, 2007, among ETP, Wachovia Bank, National Association, as administrative agent, and the other agents and lenders party thereto.
          “Events of Default” has the meaning specified in the Credit Agreement.
          “Execution Date” means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Guarantor and the Administrative Agent, and the latter shall be in possession of counterparts hereof which taken together, bear the signatures of both.
          “FEP” has the meaning specified in the Preliminary Statements.
          “Fitch” means Fitch, Inc., or its successor.
          “GAAP” means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of the Guarantor and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to the Guarantor or with respect to the Guarantor and its Consolidated Subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made
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hereunder may be made in accordance with such change only after notice of such change is given to each Lender, and the Guarantor and Required Lenders agree to such change insofar as it affects the accounting of the Guarantor or of the Guarantor and its Consolidated Subsidiaries.
          “General Partner” means Energy Transfer Partners GP, L.P., a Delaware limited partnership, or the corporate, partnership or limited liability successor thereto, in either case, so long as such Person is the sole general partner of the Guarantor and a wholly-owned Subsidiary of the GP Owner.
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The term “Guarantee” shall exclude endorsements in the ordinary course of business of negotiable instruments in the course of collection. The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (i) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made, or (ii) if not stated or determinable or if such Guarantee by its terms is limited to less than the full amount of such primary obligation, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or the amount to which such Guarantee is limited. The term “Guarantee” as a verb has a corresponding meaning.
          “Guaranteed Obligations” has the meaning specified in Section 2.01(a).
          “Guarantor” has the meaning specified in the introduction to this Agreement.
          “Guarantor’s Share” has the applicable meaning specified in Section 2.05(a) or Section 2.05(b), as the case may be.
2009 ETP FEP Guaranty Agreement

          “Hazardous Materials” means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.
          “HHI” means Heritage Holdings, Inc., a Delaware corporation, or the corporate, partnership or limited liability successor thereto.
          “HOLP” means Heritage Operating, L.P., a Delaware limited partnership, or the corporate, partnership or limited liability successor thereto.
          “HOLP Companies” means HOLP and each Wholly-Owned Subsidiary of HOLP, whether now existing or hereafter formed or acquired.
          “Indebtedness” of any Person at any date means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Equity Interests of such Person, (h) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.
          “Initial Guarantor” means each of the Guarantor and the Other Initial Guarantor.
          “Initial Financial Statements” means (i) the audited Consolidated annual financial statements of the Guarantor as of December 31, 2008 and (ii) the unaudited interim Consolidated quarterly financial statements of the Guarantor for the quarterly period ended September 30, 2009.
          “Issuance” has the meaning specified in Section 2.01(c).
          “Issuing Bank” has the meaning specified in the Credit Agreement.
          “KMEP” means Kinder Morgan Energy Partners, L.P., a Delaware limited partnership.
          “Laws” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental
2009 ETP FEP Guaranty Agreement

restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, state, province or other political subdivision thereof.
          “Lenders” has the meaning specified in the Preliminary Statements.
          “Letter of Credit” has the meaning specified in the Credit Agreement.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
          “Loan Documents” has the meaning specified in the Credit Agreement and includes this Agreement and each Other Guaranty Agreement.
          “Loans” has the meaning specified in the Credit Agreement.
          “Material Adverse Effect” means a material adverse effect on (i) the financial condition, operations, properties or prospects of the Guarantor and its Subsidiaries, taken as a whole, or (ii) the ability of the Guarantor to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement.
          “Material Subsidiary” means any Subsidiary that is a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such regulation is in effect on any date of determination.
          “Maturity Date” has the meaning specified in the Credit Agreement.
          “Moody’s” has the meaning specified in the Credit Agreement.
          “New Investor” has the meaning set forth in Section 2.01(g).
          “Non-Defaulting Guarantor” has the meaning specified in Section 2.02(a).
          “Obligations” has the meaning specified in the Credit Agreement.
          “Other Guarantor” means the Other Initial Guarantor and, if any Qualified Additional Guarantor shall become a party as guarantor to an Other Guaranty Agreement, such other Qualified Additional Guarantor.
          “Other Guarantor Defaulted Amount” has the meaning specified in Section 2.02(a).
          “Other Guaranty Agreement” means an agreement of Guarantee to which an Other Guarantor is party as guarantor; provided that the Other Guaranty Agreement, if any, entered into by a Qualified Additional Guarantor (a) shall contain operative guaranty provisions and appurtenant definitions substantially identical with (and in the case of said operative
2009 ETP FEP Guaranty Agreement

provisions numbered identically with) those of Article II of this Agreement and appurtenant definitions (except that (1) the “Stated Percentage” of the Qualified Additional Guarantor thereunder shall be a percentage which, when added to the Stated Percentage of the Guarantor hereunder and the “Stated Percentage” of each Other Guarantor under its Other Guaranty Agreement (in each case giving effect to the contemporaneous adjustment thereof as herein and therein provided) total 100%, and (2) said agreement shall contain appropriate modifications of Section 2.01(b) thereof, (b) shall contain representations and warranties and covenants and appurtenant definitions substantially identical with those contained in its senior credit facility (which covenants and definitions may be either set forth in their entirety or incorporated by reference, at the option of such Other Guarantor), and (c) shall be in all respects in form, scope and substance reasonably satisfactory to the Administrative Agent.
          “Other Initial Guarantor” means KMEP.
          “Parent” has the meaning specified in Section 2.01(a)(i).
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Principal Office” has the meaning specified in the Credit Agreement.
          “Qualified Additional Guarantor” means a Person which, at the time of its execution and delivery of the Other Guaranty Agreement to which it is a party, has a long term senior unsecured non-credit enhanced debt rating designated by at least two of the Applicable Rating Agencies (as defined in the Credit Agreement) of at least Baa3 in the case of Moody’s, BBB- in the case of S&P, and BBB-in the case of Fitch
          “Qualified Subsidiary” means (a) each Wholly-Owned Subsidiary of an Initial Guarantor through which such Initial Guarantor owns the member interests in FEP owned by it and (b) each Wholly Owned Subsidiary of a Qualified Additional Guarantor through which such Qualified Additional Guarantor owns the member interest in FEP owned by it.
          “Rating” means, as to each Rating Agency and on any day, the rating maintained by such Rating Agency on such day for senior, unsecured, non-credit enhanced long-term debt of the Guarantor.
          “Rating Agency” means Fitch, S&P or Moody’s.
          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
          “Required Lenders” has the meaning specified in the Credit Agreement.
          “Responsible Officer” means the chief executive officer, president, chief financial officer, or treasurer of the Guarantor. Any document delivered hereunder that is signed by a Responsible Officer of the Guarantor shall be conclusively presumed to have been authorized by
2009 ETP FEP Guaranty Agreement

all necessary corporate, partnership and/or other action on the part of such entity and such Responsible Officer shall be conclusively presumed to have acted on behalf of such entity.
          “S&P” has the meaning specified in the Credit Agreement.
          “Stated Percentage” has the meaning specified in Section 2.01(b), subject to adjustment as provided in Section 2.01(c).
          “subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.
          “Subsidiary” means any subsidiary of the Guarantor other than an Unrestricted Subsidiary.
          “Termination Event” means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(c) of ERISA other than a reportable event not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.
          “Transfer” has the meaning specified in Section 2.01(c).
          “Tribunal” means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted or existing.
          “Unrestricted Subsidiaries” means each of the following: (i) the HOLP Companies, (ii) HHI and (iii) any other subsidiary of the Guarantor which is designated as an Unrestricted Subsidiary pursuant to Section 4.09.
          “United States” and “U.S.” mean the United States of America.
          “Wholly Owned Subsidiary” means, with respect to a Person, any subsidiary of such Person, all of the issued and outstanding stock, limited liability company membership interests, or partnership interests of which (including all rights or options to acquire such stock or interests) are directly or indirectly (through one or more subsidiaries) owned by such Person,
2009 ETP FEP Guaranty Agreement

excluding any general partner interests owned, directly or indirectly, by General Partner in any such subsidiary that is a partnership, in each case such general partner interests not to exceed two percent (2%) of the aggregate ownership interests of any such partnership and directors’ qualifying shares if applicable.
          SECTION 1.02 Other Interpretive Provisions.
     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) except as expressly provided to the contrary in Articles IV and V or otherwise herein, any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
          (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
          SECTION 1.03 Accounting Terms.
          (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time,
2009 ETP FEP Guaranty Agreement

applied in a manner consistent with that used in preparing the Initial Financial Statements, except as otherwise specifically prescribed herein.
          (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the change in GAAP could not at the time be the subject of an “ETP Article IV Amendment” satisfying the conditions specified in Article IV, Part I, (b)(2)(A)(x), (y) and (z), or an “ETP Article V Amendment” satisfying the conditions specified in Article V, Part I, (b)(2)(A)(x), (y) and (z), as the case may be, and either the Guarantor or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Guarantor shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Guarantor shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
          SECTION 1.04 Rounding.
     Any financial ratios required to be maintained by the Guarantor pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
          SECTION 1.05 Times of Day.
     Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE II.
PERCENTAGE GUARANTY
          SECTION 2.01 Percentage Guaranty by Guarantor.
          (a) Percentage Guaranty. In consideration of, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Loans and each Issuing Bank to issue Letters of Credit thereunder, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of the Obligations (including reimbursement obligations) of FEP, now or hereafter existing under the Credit Agreement and the other Loan Documents to which FEP is a party, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to FEP under any chapter of Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”)), cash collateralization of Letters of Credit, fees, commissions, expenses (including reasonable attorneys’ fees and expenses) or otherwise (all such Obligations being the
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“Guaranteed Obligations”); provided, however, that the Guarantor’s liability under its guaranty set forth above shall in no event exceed an amount equal to its Stated Percentage of the Guaranteed Obligations (it being understood, however, that in the manner and to the extent provided in the following Section 2.02 the Guarantor may, in its sole discretion and being under no obligation to do so, elect to make payments in respect of the Guaranteed Obligations, and/or assume all obligations under one or more Other Guaranty Agreements, and thus pay, or become obligated to pay, Guaranteed Obligations in excess of an amount equal to its Stated Percentage thereof). The guaranty set forth in this Section 2.01 is a guaranty of payment and not a guaranty of collection, and the obligations of the Guarantor in respect thereof shall not in any way be dependent upon or affected by any payment, or failure of payment, by an Other Guarantor of any amount owing by it under an Other Guaranty Agreement or conditioned upon any attempt to collect from FEP or any other action, event, occurrence or circumstance whatsoever. The Guarantor also agrees to pay any and all expenses incurred by each Lender and the Administrative Agent in enforcing this Agreement against the Guarantor.
          (b) Guarantor’s Initial Stated Percentage. On and as of the Execution Date, and thereafter, unless and until adjusted as provided in Sections 2.01(c) or (g), the Guarantor’s “Stated Percentage”, which is equal to its percentage ownership of the member interests of FEP directly and indirectly owned by it, is 50%. On and as of the Execution Date there is one Other Guarantor (the “Other Initial Guarantor”), party to an Other Guaranty Agreement, whose “Stated Percentage” under and as defined in that agreement, unless and until adjusted as provided in Section 2.01(c) hereof and thereof, is also 50%.
          (c) Additional Other Guaranties; Adjustment of Guarantor’s and Other Guarantors’ Stated Percentages. At any time or from time to time FEP may issue additional member interests not outstanding on the Execution Date (an “Issuance”) to, or one or more of the Guarantor or the Other Guarantors or their respective Qualified Subsidiaries may sell, transfer or otherwise dispose of all or a portion of the member interests in FEP owned by it (a “Transfer”) to, any Person, provided that
     (i) the Person acquiring the member interests issued in such Issuance or transferred in such Transfer is (A) an Initial Guarantor or its Qualified Subsidiary, or (B) a Qualified Additional Guarantor or its Qualified Subsidiary, or (C) a Person eligible, by virtue of its long term senior unsecured non-credit enhanced debt rating, to become a Qualified Additional Guarantor, or (D) a Wholly Owned Subsidiary of a Person described in the immediately preceding clause (C) (such Person’s “Parent”) and as such, eligible to become a Qualified Subsidiary,
     (ii) upon and giving effect to the consummation of such Issuance or Transfer, the Guarantor shall continue to maintain, either directly or indirectly through one or more Qualified Subsidiaries, not less than a 40% percentage ownership of the member interests in FEP,
     (iii) both immediately before, and upon and giving effect to, the consummation of such Issuance or Transfer, no Default or Event of Default shall have occurred and be continuing,
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     (iv) if the Person acquiring such member interests is one described in the foregoing Section 2.01(c)(i)(C) or (i)(D), whichever of, such Person or its Parent, as the case may be, that is eligible to become a Qualified Additional Guarantor shall, concurrently with the consummation of such Issuance or Transfer, and as a condition thereof, become a Qualified Additional Guarantor by guaranteeing, by an Other Guaranty Agreement in form, scope and substance reasonably satisfactory to the Administrative Agent, a percentage of the Obligations equal to the percentage of the member interests in FEP directly or indirectly owned by it, giving effect to such Issuance or Transfer (which shall be the initial “Stated Percentage” of such new Qualified Additional Guarantor under and as defined in its said Other Guaranty Agreement as provided therein),
     (v) upon and giving effect to the consummation of such Issuance or Transfer
     (A) in the case of an Issuance,
     (x) the Stated Percentage of the Guarantor hereunder and the Stated Percentage of each Other Guarantor under and as defined in its respective Other Guaranty Agreement, shall, if such Person is acquiring member interests in FEP in such Issuance, in each case reflect, or be increased to reflect, its respective new or increased percentage member interest in FEP resulting from such Issuance, or
     (y) the Stated Percentage of the Guarantor hereunder and the Stated Percentage of each Other Guarantor under and as defined in its respective Other Guaranty Agreement, shall, if such Person is not acquiring member interests in FEP in such Issuance, in each case be reduced on a pro rata basis to reflect its respective diminished percentage member interest in FEP resulting from such Issuance, and
     (B) in the case of a Transfer,
     (x) the Stated Percentage of the Guarantor hereunder, and the respective Stated Percentage of each Other Guarantor under and as defined in its respective Other Guaranty Agreement, shall, if such Person is transferring member interests in such Transfer, in each case be reduced to reflect its respective diminished percentage member interest in FEP resulting from such Transfer, or
     (y) the Stated Percentage of the Guarantor hereunder, and the respective Stated Percentage of each Other Guarantor under and as defined in its respective Other Guaranty Agreement, shall, if such Person is acquiring member interests in such Transfer, in each case reflect, or be increased to reflect, its
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respective new or increased percentage member interest in FEP resulting from such Transfer, or
     (z) the Stated Percentage of the Guarantor hereunder, and the respective Stated Percentage of each Other Guarantor under and as defined in its respective Other Guaranty Agreement, shall, if such Person is neither transferring nor acquiring member interests in such Transfer, remain unaffected by such Transfer, and
     (vi) for purposes of Section 2.02(a) of this Agreement, the Stated Percentage of a Qualified Additional Guarantor shall be deemed to be its initial “Stated Percentage” under and as defined in its Other Guaranty Agreement (as noted in the foregoing Section 2.01(c)(iv)), as from time to time adjusted and in effect as provided therein (as noted in the foregoing Section 2.01(c)(v).
          (d) Manner and Effect of Payments. Subject to Section 2.01(e), in the event that at any time or from time to time, one or more Guaranteed Obligations shall not be paid in full or cash collateralized by FEP when due as contemplated by Section 2.01(a) (each, a “Defaulted Payment”), the Guarantor shall, not later than the second (2nd) Business Day following written notice from the Administrative Agent (specifying (1) each such Defaulted Payment, the due date thereof and the amount thereof not paid by FEP, (2) the obligee to which each such Defaulted Payment is payable, and (3) an account in a bank or trust company in the United States to which payment shall be remitted to or for the account of each such obligee) pay to the obligee of such Defaulted Payment (or to the Administrative Agent for its account, if the Credit Agreement shall so provide with respect to the Guaranteed Obligation constituting such Defaulted Payment), by wire transfer of funds, immediately available at the place of payment, to the account specified in the Administrative Agent’s notice, an amount equal to the sum of (A) the product of (x) the amount of such Defaulted Payment so specified which has not been so paid by FEP, multiplied by (y) a decimal fraction equal to the Guarantor’s then Stated Percentage, plus (B) an amount equal to interest on the amount specified in the preceding clause (A) at the Default Rate from the date on which such Defaulted Payment was due to the date of such payment by the Guarantor. Each payment by the Guarantor pursuant to this Section 2.01(d) shall be accompanied by a written notice which shall advise the payee that such payment is a payment in respect of the Guarantor’s obligations under this Section 2.01, shall specify the Defaulted Payment(s) in respect of which such payment is being paid and refer specifically to the Administrative Agent’s notice in connection therewith, and shall set forth computations showing in reasonable detail the manner of determination of the amount so paid. If each of the Guarantor and each Other Guarantor shall pay in full in respect of a Defaulted Payment the amount required to be paid by it in respect thereof under this Section 2.01(d) or Section 2.01 of its Other Guaranty Agreement, as the case may be, within the time herein and therein provided, then as provided in Section 7.01 of the Credit Agreement any Default or Event of Default arising under the Credit Agreement solely by reason of FEP’s failure to make timely payment in full of such Defaulted Payment shall be deemed cured and waived, and the Administrative Agent shall send written notice thereof to FEP, the Lenders, the Guarantor and each Other Guarantor (but such cure and waiver shall not extend to any other Defaulted Payment as to which the Guarantor and each Other Guarantor shall not have fully complied with this Section 2.01 or Section 2.01 of its Other Guaranty Agreement, as the case may be); provided, however, that no such cure or waiver shall
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be deemed to have occurred for purposes of exercise of the subrogation rights of the Guarantor under Section 2.04 hereof or of an Other Guarantor under Section 2.04 of its Other Guaranty Agreement, as the case may be.
          (e) Special Rule if Other Guarantor Event of Default and Acceleration. Notwithstanding the preceding Section 2.01(d), if at any time (1) an Event of Default shall have occurred and be continuing by reason of any action of, failure to act by, or other event, circumstance or condition pertaining to, an Other Guarantor, (2) an Event of Default under either Section 7.01(a) or 7.01(b) of the Credit Agreement shall not have occurred or be continuing and the applicable Guarantor seeking the extension referred to below in this clause (e) shall not be in default with respect to the payment when due of any Guaranteed Obligations or any other amounts owed by such Person under any Loan Document, (3) other than as a result of any failure set forth in clause (2) above, the maturity of all Guaranteed Obligations shall have been accelerated and FEP shall be obligated to cash collateralize all then outstanding Letters of Credit as provided in Section 7.01 of the Credit Agreement, and (4) the Guarantor shall have timely paid in full all amounts required to be paid by it under Section 2.01(d) above and shall not otherwise be in breach or default of any of its obligations under this Agreement, then the Guarantor’s obligation to make the payments specified in said Section 2.01(d) of this Agreement, to the extent arising from such acceleration and the obligation to effect such cash collateralization and not already timely paid or provided by the Guarantor in accordance with said Section 2.01(d) without regard to this Section 2.01(e), shall ipso facto be extended from the second Business Day, to the ninetieth (90th) day, following the Administrative Agent’s notice referred to therein.
          (f) No Application of Other Payments. No payments (a) made by the Guarantor at any time or from time to time in respect of the Guaranteed Obligations (i) by way of its payment in whole or part of an Other Guarantor Defaulted Amount under the following Section 2.02(a), or (ii) by reason of its assumption of the obligations of an Other Guarantor under its Other Guaranty Agreement under the following Section 2.02(b), or (b) made by an Other Guarantor at any time or from time to time in respect of the Guaranteed Obligations by way of its payment, in whole or part, of (i) a “Defaulted Payment” (under and as defined in Section 2.01(d) of its Other Guaranty Agreement), or (ii) an “Other Guarantor Defaulted Amount” (under and as defined in Section 2.02(a) of its Other Guaranty Agreement), shall be credited to, reduce or in any way diminish obligations of the Guarantor in respect of its Stated Percentage of the Guaranteed Obligations under this Section 2.01, nor shall any assumption of the obligations of the Guarantor under Section 2.01 of this Agreement by an Other Guarantor under Section 2.02(b) of its Other Guaranty Agreement, or any payment made by such Other Guarantor consequent thereupon, do so.
          (g) New Investors.
          Notwithstanding the provisions contained in Section 2.01(c) above, at any time and from time to time (i) FEP may consummate an Issuance of additional member interests not outstanding on the Execution Date to, or, (ii) one or more of the Guarantors or the Other Guarantors or their respective Qualified Subsidiaries may Transfer all or a portion of the member interest in FEP owned by it to, any Person that does not meet the requirements of a Qualified
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Additional Guarantor or is not a Person listed in Section 2.01(c) (such Person is herein referred to as a “New Investor”); provided that
     (i) upon and after giving effect to the consummation of such Issuance or Transfer to such New Investor, the Guarantor shall continue to maintain, either directly or indirectly, through one or more Qualified Subsidiaries, not less than a 40% percentage ownership of the member interest in FEP;
     (ii) both immediately before, and upon and giving effect to, the consummation of such Issuance or Transfer to such New Investor, no Default or Event of Default shall have occurred and be continuing; and
     (iii) the consummation of such Issuance or Transfer to such New Investor shall have no effect on the Stated Percentage of the Guarantor or each Other Guarantor and the Stated Percentage of the Guarantor and each Other Guarantor shall be the same Stated Percentage as it was immediately before the consummation of such Issuance or Transfer.
          If at any time after the consummation of the Issuance or Transfer to a New Investor, such New Investor shall attain the long term debt ratings necessary to satisfy the requirements of a Qualified Additional Guarantor, such New Investor shall become a Qualified Additional Guarantor (or if such New Investor is a Qualified Subsidiary of its Parent who so satisfies the requirement to become a Qualified Additional Guarantor) and as a condition thereof, New Investor or its Parent, as the case may be, shall guarantee, by execution and delivery of an Other Guaranty Agreement in form, scope and substance reasonably satisfactory to the Administrative Agent, a percentage of the Obligations equal to the percentage of the member interests in FEP owned by such New Investor (which shall be the initial “Stated Percentage” of the New Investor under and as defined in such New Investor’s Other Guaranty Agreement). Such New Investor or its Parent, as the case may be, shall thereafter be referred to and included as a Qualified Additional Guarantor under and as defined herein.
          Upon the satisfaction by New Investor or its Parent, as the case may be, of the requirements of an Additional Qualified Guarantor including, but not limited to, the execution of the Other Guaranty Agreement, the “Stated Percentage” of the Guarantor and/or the Other Guarantors (excluding the New Investor) shall be reduced as follows:
     (A) if New Investor obtained its member interest pursuant to an Issuance, the Stated Percentage of Guarantor hereunder and the Stated Percentage of each Other Guarantor under and as defined in its respective Other Guaranty Agreement (but excluding the New Investor) shall in each case be reduced on a pro rata basis to reflect its respective diminished member interest in FEP resulting from the Issuance to New Investor; and
     (B) if New Investor obtained its member interest pursuant to a Transfer, the Stated Percentage of the Guarantor hereunder, and the respective Stated Percentage of each Other Guarantor under and as defined in its respective Other Guaranty Agreement (but excluding the New Investor) shall, if such Guarantor or Other Guarantor is the party that transferred the member interest in
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FEP to New Investor, be reduced to reflect its respective diminished percentage member interest in FEP resulting from such Transfer.
          SECTION 2.02 Guarantor’s Rights in Respect of Other Guaranty Agreements.
          (a) Guarantor’s Option to Pay Amounts Unpaid by Other Guarantor(s). If at any time or from time to time (1) one or more Other Guarantors (each a “Defaulting Other Guarantor”) shall fail to make any payment due and payable by it under Section 2.01(d) of its Other Guaranty Agreement in respect of a Defaulted Payment within the period therein specified, (2) the Guarantor shall have timely paid in full in respect of such Defaulted Payment the amount required to be paid by it under Section 2.01(d) above and shall not otherwise be in breach or default of any of its obligations under this Agreement, and (3) neither Section 2.01(e) nor the following Section 2.02(b) shall apply, the Administrative Agent shall promptly send written notice thereof to the Guarantor and to the Other Guarantor, if any, that shall have timely paid in full in respect of such Defaulted Payment the amount required to be paid by it under Section 2.01 of its Other Guaranty Agreement (each of the Guarantor and any such Other Guarantor, a “Non-Defaulting Guarantor”). Such notice shall specify the portion of the Defaulted Payment payable, but not paid, by each Defaulting Other Guarantor (an “Other Guarantor Defaulted Amount”) and a date (the “Cure Cutoff Date”), which shall be two (2) Business Days from the date of such notice, by which the Guarantor and the other Non-Defaulting Guarantor, if any, may make payment (if both, such payment to be divided between them in such proportions as their respective Stated Percentages bear to one another or as they may otherwise agree) of all such Other Guarantor Defaulted Amounts to the obligee(s) thereof, with interest, accompanied by notice and otherwise in like manner, as in the case of its own payment in respect of such Defaulted Payment under Section 2.01(d) of this Agreement or Section 2.01(d) of its Other Guaranty Agreement, as the case may be. If, on or prior to the Cure Cutoff Date, the Guarantor, either alone or in the aggregate with the other Non-Defaulting Guarantor, if any, shall pay in full to the obligee(s) thereof an amount equal to the sum of (A) all Other Guarantor Defaulted Amounts, plus (B) an amount equal to interest thereon at the Default Rate from the date on which such Defaulted Payment was due to the date of such payment, and each such payment is accompanied by the written notice specified in the immediately preceding sentence, then for purposes of Section 7.01 of the Credit Agreement any Default or Event of Default arising under the Credit Agreement solely by reason of FEP’s failure to make such Defaulted Payment and/or that of each Defaulting Other Guarantor to pay in full its obligations in respect thereof under Section 2.01(d) of its Other Guaranty Agreement shall be deemed cured, and the Administrative Agent shall send written notice thereof to FEP, the Lenders, the Guarantor and the Other Guarantors; provided, however, that no such cure shall be deemed to have occurred for purposes of exercise of subrogation rights by the Guarantor under Section 2.04 hereof, or by an other Non-Defaulting Guarantor under Section 2.04 of its Other Guaranty Agreement.
          (b) Guarantor’s Option to Assume Obligations of Other Guarantor(s). If at any time or from time to time (1) a Default or an Event of Default shall have occurred and be continuing by reason of any action of, failure to act by, or other event, circumstance or condition pertaining to, an Other Guarantor (including a failure of such Other Guarantor to make any payment required to be made by it under Section 2.01(d) of its Other Guaranty Agreement), (2) the maturity of all Obligations shall not at the time have been accelerated as provided in
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Section 7.01 of the Credit Agreement, and (3) the Guarantor shall have timely paid in full all amounts required to be paid by it under Section 2.01(d) above and shall not otherwise be in breach or default of any of its obligations under this Agreement, then the Administrative Agent shall promptly send written notice thereof to the Guarantor and the non-defaulting Other Guarantor, if any. In such event the Guarantor and the non-defaulting Other Guarantor, if any, shall have the option, by one or more instruments in writing reasonably satisfactory in form, scope and substance to the Administrative Agent (an executed copy of which shall be delivered to the Administrative Agent within two (2) Business Days of its notice of such Default), to assume liability under and in respect of such defaulting Other Guarantor’s obligations under and in respect of Section 2.01 of such Other Guarantor’s Other Guaranty Agreement. Such assumption shall be (and be stated in such written instrument to be) irrevocable, and the Guarantor’s liability as so assumed shall be joint and several with that of such defaulting Other Guarantor, and with that of any other Person (including the remaining Other Guarantor, if it shall likewise have assumed such liability under Section 2.02(b) of its Other Guaranty Agreement). Without limiting the generality of the foregoing, in the event of such assumption, the Guarantor and the assuming Other Guarantor, if any, shall be liable to make any payment for which such defaulting Other Guarantor is liable at the time of such assumption, or for which it becomes liable thereafter, under Section 2.01 of such defaulting Other Guarantor’s Other Guaranty Agreement. If the Guarantor, either alone or together with the other non-defaulting Guarantor, if any, shall timely assume the obligations of a defaulting Other Guarantor in accordance with the terms of this Section (b), and shall have paid in full to the obligee(s) thereof all payments for which such defaulting Other Guarantor was liable at the time of such assumption, then for purposes of Section 7.01 of the Credit Agreement any Default or Event of Default arising under the Credit Agreement solely by reason of such action of, failure to act by, or other event, circumstance or condition pertaining to, such defaulting Other Guarantor shall be deemed cured, and the Administrative Agent shall send written notice thereof to FEP, the Lenders, the Guarantor and the Other Guarantors; provided, however, that no such cure shall be deemed to have occurred for purposes of exercise of subrogation rights by the Guarantor under Section 2.04 hereof, or by an other Non-Defaulting Guarantor under Section 2.04 of its Other Guaranty Agreement.
          SECTION 2.03 Unconditional and Continuing Guaranty.
          (a) Guaranty Unconditional. The Guarantor guarantees (to the extent of its Stated Percentage or any greater amount assumed in accordance with Section 2.02(b)) that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents. The Guarantor agrees that, to the maximum extent permitted by applicable law, the Guaranteed Obligations and Loan Documents to which FEP is a party may be extended or renewed, and indebtedness thereunder repaid and reborrowed in whole or in part, without notice to or assent by the Guarantor, and that it will remain bound upon its guaranty contained in, and the other provisions of, this Agreement notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or such Loan Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which the Guarantor is a party, the obligations of the Guarantor under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any and all circumstances whatsoever, including:
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     (1) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations, or of this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among the Guarantor, any Other Guarantor, FEP, the Administrative Agent and/or the Lenders, or any other Person, pertaining to the Guaranteed Obligations;
     (2) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to the Guarantor, any Other Guarantor, FEP, or any other Person liable on the Guaranteed Obligations;
     (3) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Guarantor, any Other Guarantor, FEP or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Guarantor, any Other Guarantor, FEP or any sale, lease or transfer of any or all of the assets of the Guarantor, any Other Guarantor, or FEP, or any changes in the owners of the equity of the Guarantor, any Other Guarantor, FEP, or any reorganization of the Guarantor, any Other Guarantor, or FEP;
     (4) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that (A) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (B) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (D) the Guaranteed Obligations or any part thereof violate applicable usury laws, (E) the Guarantor, any Other Guarantor, or FEP has valid defenses, claims and offsets (whether at law or in equity, by agreement or by statute) which render the Guaranteed Obligations wholly or partially uncollectible from the Guarantor, any Other Guarantor, or FEP, (F) the creation, performance or repayment of the Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to the Guaranteed Obligations, has been forged or otherwise is irregular or not genuine or authentic;
     (5) any full or partial release of the liability of the Guarantor, any Other Guarantor, or FEP on the Guaranteed Obligations or any part thereof, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof; it being recognized, acknowledged and agreed by the Guarantor that the Guarantor may be required to pay an amount equal to its Stated Percentage of, and as herein provided may elect or obligate itself, but will not be required, to pay a greater percentage of, the Guaranteed Obligations without assistance or
2009 ETP FEP Guaranty Agreement

support of any other Person, and the Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Guaranteed Obligations, or that the Administrative Agent or any Lender will look to any other Person (other than the Other Guarantors) to perform the Guaranteed Obligations;
     (6) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;
     (7) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;
     (8) the failure of the Administrative Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;
     (9) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any collateral for the Guaranteed Obligations;
     (10) any payment by FEP or the Guarantor or any Other Guarantor to the Administrative Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any other reason either the Administrative Agent or any Lender is required to refund such payment or pay such amount to FEP or any other Person; or
     (11) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Guaranteed Obligations, or any security and collateral therefor, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay its Stated Percentage of the Guaranteed Obligations pursuant to the terms hereof;
it being the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay an amount equal to its Stated Percentage of the Guaranteed Obligations (or any greater amount assumed in accordance with Section 2.02(b)) when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein (including any circumstance whatsoever that might otherwise constitute a legal or equitable discharge of a surety or guarantor, including by reason of any future judicial decisions or legislations of any jurisdiction), except for the full and final payment and satisfaction of the Guaranteed Obligations after the termination of the Commitments of all Lenders and the expiration or termination of all Letters of Credit.
2009 ETP FEP Guaranty Agreement

          (b) Acceleration. The Guarantor further agrees that, to the fullest extent permitted by law, as between the Guarantor and the Other Guarantors, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (i) the maturity of the Guaranteed Obligations, including the requirement for cash collateralization of all outstanding Letters of Credit, may be accelerated as provided in the Credit Agreement for the purposes of this Agreement and each Other Guaranty Agreement, notwithstanding any stay, injunction or other prohibition preventing such acceleration of the Guaranteed Obligations, and (ii) in the event of any acceleration of the Guaranteed Obligations (including the cash collateral requirement) as provided in the Credit Agreement, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor and the Other Guarantors, in each case to the extent of its respective Stated Percentage thereof under and as defined herein or in the applicable Other Guaranty Agreement, as the case may be, for the purpose of this Agreement and such Other Guaranty Agreement.
          SECTION 2.04 Subrogation. If a Guarantor shall make any payment to any obligee pursuant to the foregoing Section 2.01 or Section 2.02, as the case may be, it shall (to the extent of the payment(s) so made) be subrogated to such obligee’s rights against FEP and/or each Defaulting Other Guarantor, as the case may be; provided, however, that the Guarantor’s rights of subrogation against FEP and the Defaulting Other Guarantors shall be subject and subordinate to, and the Guarantor agrees that it shall take no action to exercise such rights until, the prior indefeasible payment in full to the respective obligee or obligees thereof of all Obligations of FEP under the Credit Agreement and the other Loan Documents, whether or not the same shall at any time be due and payable and whether fixed and absolute, contingent or unspecified as to amount.
          SECTION 2.05 Excess Recovery. If at any time or from time to time (i) the Guarantor shall have made any payment in respect of a Defaulted Payment as provided in Section 2.01 or Section 2.02, and (ii) the obligee that is the payee of such payment(s) shall have received any other payment in respect of such Defaulted Payment from FEP or any other party or parties, and (iii) as a result thereof, such obligee has received payments in respect of the Defaulted Payment aggregating more than 100% of the amount thereof, and the payments so received are indefeasible, the Guarantor shall be entitled to a refund from the payee equal to the Guarantor’s Share of such excess. For purposes of the foregoing sentence:
          (a) if each of the Guarantor and the Other Guarantors shall have fully honored its obligation in respect of the Defaulted Payment as set forth in Section 2.01 of this Agreement or Section 2.01 of the applicable Other Guaranty Agreement, as the case may be, the “Guarantor’s Share” of such excess shall be the Guarantor’s Stated Percentage thereof; or
          (b) if any of the Guarantor and the Other Guarantors shall not have fully honored its obligation in respect of the Defaulted Payment as set forth in Section 2.01 of this Agreement or Section 2.01 of the applicable Other Guaranty Agreement, as the case may be, the “Guarantor’s Share” of such excess shall be determined by multiplying the amount of such excess by a fraction of which the numerator is the aggregate of all payments made by the Guarantor in respect of Defaulted Payments under this Agreement, and the denominator is the aggregate of the payments made by the Guarantor and the Other Guarantors in respect of Defaulted Payments under this Agreement and the Other Guaranty Agreements.
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          SECTION 2.06 Effect of Debtor Relief Laws. If after receipt of any payment of all or any part of the Guaranteed Obligations, the Administrative Agent, any Issuing Bank or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment to any Person (a) because such payment is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, any Issuing Bank, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Administrative Agent, any Issuing Bank or any Lender with any such claimant (including FEP), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment had not been received, notwithstanding any revocation thereof or the cancellation of any instrument evidencing any of the Guaranteed Obligations or otherwise; and the Guarantor shall be liable to pay the Administrative Agent, each Issuing Bank and the Lenders, and hereby does indemnify the Administrative Agent, each Issuing Bank and the Lenders and holds them harmless for the amount of such payment so surrendered and all reasonable expenses (including reasonable attorneys’ fees, court costs and expenses attributable thereto) incurred by the Administrative Agent, any Issuing Bank or any Lender in the defense of any claim made against it that any payment received by the Administrative Agent, any Issuing Bank or any Lender in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this Section 2.06 shall survive the termination of this Agreement, and any satisfaction and discharge of FEP by virtue of any payment, court order or any Federal or state law.
          SECTION 2.07 Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and, except as expressly herein provided, any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent, any Issuing Bank or any Lender institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Administrative Agent, any Issuing Bank or any Lender exhaust any right or take any action against FEP, any Other Guarantor or any other Person or any collateral (it being the intention of the Administrative Agent, the Lenders and the Guarantor that the guaranty contained in this Agreement is to be a guaranty of payment and not of collection). It shall not be necessary for the Administrative Agent, any Issuing Bank or any Lender, in order to enforce any payment by the Guarantor hereunder, to institute suit or exhaust its rights and remedies against FEP, any Other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. The Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of New York or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code.
          SECTION 2.08 Full Force and Effect. This Agreement and the guaranty set forth herein constitute a continuing guaranty and shall remain in full force and effect until all
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of the Guaranteed Obligations under this Agreement and the other Loan Documents to which FEP is a party and all other amounts payable under this Agreement have been paid in full (after the termination of the Commitments of the Lenders and the termination or expiration of all outstanding Letters of Credit). All rights, remedies and powers provided in this Agreement may be exercised, and all waivers contained in this Agreement may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     The Guarantor makes the following representations and warranties to the Administrative Agent and the Lenders:
          SECTION 3.01 No Default. The Guarantor is not in default in the performance of any of the covenants and agreements contained in any Loan Document to which it is party. No event has occurred and is continuing which constitutes either a Default or an Event of Default.
          SECTION 3.02 Organization and Good Standing. The Guarantor and each Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. The Guarantor and each Subsidiary is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.
          SECTION 3.03 Authorization. The Guarantor has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.
          SECTION 3.04 No Conflicts or Consents. The execution and delivery by the Guarantor of the Loan Documents to which it is a party, the performance by the Guarantor of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of the Guarantor, any Subsidiary or the General Partner, or (3) any material Contractual Obligation, judgment, license, order or permit applicable to or binding upon the Guarantor, any Subsidiary or the General Partner, (ii) result in the acceleration of any Indebtedness owed by the Guarantor, any Subsidiary, any Unrestricted Subsidiary or the General Partner, or (iii) result in or require the creation of any Lien upon any assets or properties of the Guarantor, any Subsidiary or the General Partner, except, in each case, with respect to the preceding clauses (i) through (iii), as could not reasonably be expected to have a Material Adverse Effect. Except as expressly contemplated in the Loan Documents or disclosed in the Disclosure Schedule, no permit, consent, approval, authorization or order of, and no notice to or filing, registration or qualification with, any Tribunal or third party is required in
2009 ETP FEP Guaranty Agreement

connection with the execution, delivery or performance by the Guarantor of any Loan Document or to consummate any transactions contemplated by the Loan Documents. Neither the Guarantor nor any Subsidiary is in breach of or in default under any instrument, license or other agreement applicable to or binding upon such entity, which breach or default has had, or could reasonably be expected to have a Material Adverse Effect.
          SECTION 3.05 Enforceable Obligations. This Agreement is, and the other Loan Documents to which the Guarantor is a party when duly executed and delivered will be, legal, valid and binding obligations of the Guarantor enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights.
          SECTION 3.06 Initial Financial Statements; No Material Adverse Effect.
          (a) The Guarantor has heretofore delivered to the Lenders true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements were prepared in accordance with GAAP. The Initial Financial Statements fairly present the Guarantor’s Consolidated financial position at the respective dates thereof, the Consolidated results of the Guarantor’s operations for the respective periods thereof and the Guarantor’s Consolidated cash flows for the respective periods thereof.
          (b) Since the date of the audited Initial Financial Statements, no event or circumstance has occurred that has had a Material Adverse Effect.
          SECTION 3.07 Taxes. The Guarantor and each Subsidiary has timely filed all tax returns and reports required to have been filed and has paid all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property, except to the extent that any of the foregoing is not yet due or is being in good faith contested as permitted by Section 4.06.
          SECTION 3.08 Full Disclosure. No written certificate, statement or other information, taken as a whole, delivered herewith or heretofore by the Guarantor to any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading as of the date made or deemed made.
          SECTION 3.09 Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule and except for matters that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect (i) there are no actions, judgments, injunctions, orders, suits or legal, equitable, arbitrative or administrative proceedings pending or, to the knowledge of the Guarantor, threatened, by or before any Tribunal against the Guarantor or any Subsidiary or against any property of the Guarantor or any Subsidiary.
          SECTION 3.10 ERISA. All currently existing ERISA Plans are listed in the Disclosure Schedule. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is
2009 ETP FEP Guaranty Agreement

required to contribute to, or has any other absolute or contingent liability in respect of, any “multiemployer plan” as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule: (i) no “accumulated funding deficiency” (as defined in Section 412(a) of the Code exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan’s benefits does not exceed the current value of such ERISA Plan’s assets available for the payment of such benefits by more than $5,000,000.
          SECTION 3.11 Compliance with Laws. The Guarantor and each Subsidiary is in compliance with all Laws applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          SECTION 3.12 Ownership of Property; Liens. Each of the Guarantor and each Material Subsidiary has good title to, or valid leasehold interests in, all material property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. There is no Lien on any property of the Guarantor or any Subsidiary, other than Liens permitted by Article VII of the ETP Credit Agreement, as incorporated in this Agreement by Article VII hereof.
          SECTION 3.13 Environmental Compliance. The Guarantor and its Material Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof have reasonably concluded that, except as specifically disclosed in the Disclosure Schedule, they: (a) to the best of their knowledge, are in compliance with all applicable Environmental Laws, except to the extent that any non-compliance would not reasonably be expected to have a Material Adverse Effect; (b) to the best of their knowledge, are not subject to any judicial, administrative, government, regulatory or arbitration proceeding alleging the violation of any applicable Environmental Laws or that may lead to claim for cleanup costs, remedial work, reclamation, conservation, damage to natural resources or personal injury or to the issuance of a stop-work order, suspension order, control order, prevention order or clean-up order, except to the extent that any such proceeding would not reasonably be expected to have a Material Adverse Effect; (c) to the best of their knowledge, are not subject to any federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (d) have no actual knowledge that any of their predecessors in title to any of their property and assets are the subject of any currently pending federal, state, local or foreign review, audit or investigation which may lead to a proceeding referred to in (b) above; (e) have not filed any notice under any applicable Environmental Laws indicating past or present treatment, storage or disposal of, or reporting a release of Hazardous Materials into the environment where the circumstances surrounding such notice would reasonably be expected to have a Material Adverse Effect; and (f) possess, and are in compliance with, all approvals, licenses, permits, consents and other authorizations which are necessary under any applicable Environmental Laws to conduct their business, except to the extent that the failure to possess, or be in compliance with, such authorizations would not reasonably be expected to have a Material Adverse Effect.
2009 ETP FEP Guaranty Agreement

          SECTION 3.14 Insurance. The properties of the Guarantor and the Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Guarantor or the Subsidiaries operate.
          SECTION 3.15 Margin Regulations; Investment Company Act.
          (a) The Guarantor is not engaged and will not engage, principally or as one of its important activities, in the business of buying or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of buying or carrying margin stock.
          (b) The Guarantor is not an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
ARTICLE IV.
AFFIRMATIVE COVENANTS
          PART I. Incorporation By Reference.
          (a) Article VI of the ETP Credit Agreement and, solely for the purposes of said Article VI, the rules of construction contained in Section 1.02 of the ETP Credit Agreement and the appurtenant definitions (other than the Excluded Definitions, defined below) set forth in the ETP Credit Agreement and applicable to said Article VI, are hereby incorporated by this reference into this Article IV, as fully as if set forth at length herein immediately following Part III of this Article IV.
          (b) For purposes of this Article IV (including Article VI of the ETP Credit Agreement, as incorporated in this Article IV):
          (1) the terms “Administrative Agent” ,“Agreement”, “Default”, “Event of Default”, “Lender”, “Lenders” and “Material Adverse Effect” (collectively the “Excluded Definitions”) shall have the respective meanings assigned to them in Section 1.01 of this Agreement; and
          (2) the term “ETP Credit Agreement” shall mean the ETP Credit Agreement, as in effect on the date of this Agreement, except that :
     (A) in the event that any provision of Article VI of the ETP Credit Agreement (or any rule of construction in Section 1.02 thereof or appurtenant definition set forth in the ETP Credit Agreement and applicable to said Article VI, other than any Excluded Definition) shall be amended in accordance with the terms of the ETP Credit Agreement as then in effect (an “ETP Article VI Amendment”), and if in any such case (x) no Default or Event of Default, and no Default or Event of Default under and as defined in the ETP Credit Agreement, shall have occurred
2009 ETP FEP Guaranty Agreement

and be continuing immediately prior to such ETP Article VI Amendment, and (y) such ETP Article VI Amendment has not been executed in anticipation of the termination of said agreement or its otherwise ceasing to be in full force and effect, and (z) there shall have been delivered to the Administrative Agent a fully executed copy (which may be in counterparts) of such ETP Article VI Amendment, together with a certificate of a Responsible Officer of the Guarantor to the effect that such ETP Article VI Amendment has been adopted in accordance with the foregoing provisions of this paragraph I(b)(2)(A), then the corresponding provisions of this Article IV and, for purposes hereof, the corresponding provisions of the ETP Credit Agreement, as incorporated herein, shall ipso facto be correspondingly amended effective as of the date of such ETP Article VI Amendment, and
     (B) in the event that the ETP Credit Agreement shall at any time be terminated, or otherwise no longer be in full force and effect, the provisions thereof incorporated into this Article IV, as in effect at the time of such termination or such agreement otherwise ceasing to be in full force and effect, as the case may be, shall remain in effect for purposes of this Agreement so long as this Article IV shall remain in effect.
          PART II. Compliance with Incorporated Provisions. Until the Guaranteed Obligations are finally and indefeasibly paid in full after the Commitments have expired or been terminated, and no obligations of the Guarantor hereunder are any longer subject to reinstatement as provided in Section 2.06, the Guarantor covenants and agrees with the Administrative Agent for the benefit of the Lenders that it will comply with each affirmative covenant set forth in Article VI of the ETP Credit Agreement, as and to the extent from time to time incorporated herein and in effect for purposes hereof as provided in Part I of this Article IV.
          PART III. Survival. The provisions of this Article IV shall survive the termination of this Agreement, and any satisfaction and discharge of FEP by virtue of any payment, court order or any Federal or state law, to the same extent and for the same period as Section 2.06 hereof.
ARTICLE V.
NEGATIVE COVENANTS
          PART I. Incorporation By Reference. (a) Article VII of the ETP Credit Agreement and, solely for the purposes of said Article VII, the rules of construction contained in Section 1.03 of the ETP Credit Agreement and the appurtenant definitions (other than the Excluded Definitions, defined above) set forth in the ETP Credit Agreement and applicable to said Article VII, are hereby incorporated by this reference into this Article V, as fully as if set forth at length herein immediately following Part III of this Article V.
          (b) For purposes of this Article V (including Article VII of the ETP Credit Agreement, as incorporated in this Article V):
2009 ETP FEP Guaranty Agreement

     (1) the Excluded Definitions shall have the respective meanings assigned to them in Section 1.01 of this Agreement; and
     (2) the term “ETP Credit Agreement” shall mean the ETP Credit Agreement, as in effect on the date of this Agreement, except that :
     (A) in the event that any provision of Article VII of the ETP Credit Agreement (or any rule of construction in Section 1.03 thereof or appurtenant definition set forth in the ETP Credit Agreement and applicable to said Article VII, other than any Excluded Definition) shall be amended in accordance with the terms of the ETP Credit Agreement as then in effect (an “ETP Article VII Amendment”), and if in any such case (x) no Default or Event of Default, and no Default or Event of Default under and as defined in the ETP Credit Agreement, shall have occurred and be continuing immediately prior to such ETP Article VII Amendment, and (y) such ETP Article VII Amendment has not been executed in anticipation of the termination of said agreement or its otherwise ceasing to be in full force and effect, and (z) there shall have been delivered to the Administrative Agent a fully executed copy (which may be in counterparts) of such ETP Article VII Amendment, together with a certificate of a Responsible Officer of the Guarantor to the effect that such ETP Article VII Amendment has been adopted in accordance with the foregoing provisions of this paragraph I(b)(2)(A), then the corresponding provisions of this Article V and, for purposes hereof, the corresponding provisions of the ETP Credit Agreement, as incorporated herein, shall ipso facto be correspondingly amended effective as of the date of such ETP Article VII Amendment, and
     (B) in the event that the ETP Credit Agreement shall at any time be terminated, or otherwise no longer be in full force and effect, the provisions thereof incorporated into this Article V, as in effect at the time of such termination or such agreement otherwise ceasing to be in full force and effect, as the case may be, shall remain in effect for purposes of this Agreement so long as this Article V shall remain in effect.
          PART II. Compliance with Incorporated Provisions. Until the Guaranteed Obligations are finally and indefeasibly paid in full after the Commitments have expired or been terminated, and no obligations of the Guarantor hereunder are any longer subject to reinstatement as provided in Section 2.06, the Guarantor covenants and agrees with the Administrative Agent for the benefit of the Lenders that it will comply with each negative covenant set forth in Article VII of the ETP Credit Agreement, as and to the extent from time to time incorporated herein and in effect for purposes hereof as provided in Part I of this Article V.
          PART III. Survival. The provisions of this Article V shall survive the termination of this Agreement, and any satisfaction and discharge of FEP by virtue of any payment, court order or any Federal or state law, to the same extent and for the same period as Section 2.06 hereof.
2009 ETP FEP Guaranty Agreement

ARTICLE VI.
MISCELLANEOUS
          SECTION 6.01 Notices, Etc.
          (a) Except with respect to notices and other communications expressly permitted to be given by telephone, all notices, consents, requests, approvals, demands and other communications (collectively “Communications”) provided for herein shall be in writing (including facsimile Communications) and mailed, telecopied or delivered:
(i)	if to the Guarantor, to it at:

Thomas P. Mason, General Counsel Energy Transfer Partners, L.P. 3738 Oak Lawn Avenue Dallas, Texas 75219 Telephone: (214) 981-0726 Telecopy: (214) 981-0701 E-Mail: tom.mason@energytransfer.com

(ii)	if to the Administrative Agent, to it at:

The Royal Bank of Scotland plc 101 Park Avenue, 6th Floor New York, New York 10178 Attention: Juanita Baird Telecopy: (212) 401 1478 E-Mail: gbmnaagency@rbs.com;

or such other address or telecopy number as either party may hereafter specify for such purpose by notice to the other party.
          (b) The Administrative Agent or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Either party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other party. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
          SECTION 6.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, in exercising, and no course of dealing with respect to, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or
2009 ETP FEP Guaranty Agreement

further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by Section 6.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
          (b) Except as provided in Article IV or V, no provision of this Agreement may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Guarantor and the Administrative Agent as provided in Section 9.02 of the Credit Agreement or Section 1.03 hereof.
          SECTION 6.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Lenders and their respective successors and assigns permitted hereby and, any legal or equitable right, remedy or claim under or by reason of this Agreement.
          SECTION 6.04 Survival. All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
          SECTION 6.05 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Guarantor and the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 6.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 6.07 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Guarantor against any of and all the Guaranteed Obligations now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such Guaranteed Obligations may be unmatured.
2009 ETP FEP Guaranty Agreement

The rights of each Lender under this Section 6.07 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 6.08 Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE AND ACCEPT FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE GUARANTOR AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 6.01, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.
          (c) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO PLEAD OR CLAIM, AND AGREES NOT TO PLEAD OR CLAIM, THAT
2009 ETP FEP Guaranty Agreement

ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
          (d) EACH PARTY HERETO HEREBY (i) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.08.
          SECTION 6.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.09.
          SECTION 6.10 Confidentiality. The Administrative Agent and by accepting the benefits of this Agreement, each of the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, directors, officers and employees and to its agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of the information provided, (b) to the extent requested by any regulatory authority, including the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio, (c) to the extent a Lender reasonably believes it is required by applicable laws or regulations or by any subpoena or similar legal process (and such Lender will provide prompt notice thereof to the Guarantor), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an understanding with such Person that such Person will comply with this Section 6.10, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Guarantor or (h) to the
2009 ETP FEP Guaranty Agreement

extent such Information (i) becomes publicly available other than as a result of a breach of this Section 6.10 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender from a source other than the Guarantor (unless such source is actually known by the individual providing the information to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information). For the purposes of this Section 6.10, “Information” means all information received from the Guarantor relating to it or its business, other than any such information that is known to a Lender, publicly known or otherwise available to the Administrative Agent, any Issuing Bank or any Lender other than through disclosure (a) by the Guarantor, or (b) from a source actually known to a Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information. Any Person required to maintain the confidentiality of Information as provided in this Section 6.10 shall be considered to have complied with its obligation to do so if such Person maintains the confidentiality of such Information in accordance with procedures adopted in good faith to protect confidential Information of third parties delivered to a lender.
          SECTION 6.11 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT, THE CREDIT AGREEMENT AND THE NOTES AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS”.
          SECTION 6.12 Judgment Currency. It is an essential component to this transaction that all payments be made at the Principal Office of the Administrative Agent, and Dollars shall be the currency of account in all events. The Guarantor’s payment obligations under this Agreement shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transfer to the Principal Office under normal banking procedures does not yield the Dollar amount at the Principal Office due under any Loan Document. Guarantor, as a separate obligation and notwithstanding any such judgment, agrees to indemnify, defend and hold the Administrative Agent and each Lender harmless from and against any costs
2009 ETP FEP Guaranty Agreement

and expenses (including reasonable attorneys’ fees and costs, if any) associated with the exercise or enforcement of any rights granted to such person pursuant to this Section 6.12.
          SECTION 6.13 USA Patriot Act. The Administrative Agent, on behalf of each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), hereby notifies the Guarantor that pursuant to the requirements of the Patriot Act, each such Lender is required to obtain, verify, and record information that identifies the Guarantor, which information includes the name and address of the Guarantor and other information that will allow such Lender to identify the Guarantor in accordance with the Patriot Act.
2009 ETP FEP Guaranty Agreement

          The parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

ENERGY TRANSFER PARTNERS, L.P., as the Guarantor

By:	Energy Transfer Partners GP, L.P., its General Partner

	By:	Energy Transfer Partners GP, L.L.C., its General Partner

		By:	/s/ Martin Salinas, Jr.
		Name:	Martin Salinas, Jr.
		Title:	Chief Financial Officer
2009 ETP FEP Guaranty Agreement

THE ROYAL BANK OF SCOTLAND plc, as the Administrative Agent

By:	/s/ Brian D. Williams
Name:	Brian D. Williams
Title:	Vice President
2009 ETP FEP Guaranty Agreement

Acknowledged by:	FAYETTEVILLE EXPRESS PIPELINE LLC

	By:	/s/ Michael J. Doss
	Name	Michael J. Doss
	Title:	Chief Financial Officer and Controller
2009 ETP FEP Guaranty Agreement

SCHEDULE 3
DISCLOSURE SCHEDULE

Section 3.04	No Conflicts or Consents

None

Section 3.09	Litigation

None

Section 3.10	ERISA

None

Section 7.02	Limitation on Liens

None
2009 ETP FEP Guaranty Agreement